Exhibit 23.6

December 18, 2014

Board of Directors

American Farmland Company
10 East 53rd Street

New York, NY 10543

Members of the Board:

We hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, we consent to the summary of, and reference to, any appraisal reports produced by our firm, Brigantino & Company for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. We consent to the reference to any updated appraisal information we provide on these properties. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

(Signature)	/s/ Ralph A. Brigantino
(Ralph A. Brigantino, MAI)
(Brigantino & Company)

BRIGANTINO & COMPANY • Real Estate Appraisers Brokers and Consultants

18921 PORTOLA DRIVE, SUITE F, SALINAS CALIFORNIA 93908 • 831-455-1070 • www.brigco.com